EXHIBIT 3

                                                                   June 28, 2007

Chun Holdings LP.
c/o Datus
Attn: Uri Manor
The Textile House
2 Kaufman St.
TEL AVIV 68012, ISRAEL

Gentlemen:

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that Chun Holdings LP. ("Chun") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D and any amendments thereto in respect of ordinary shares of BVR Systems (1998) Ltd. purchased, owned or sold from time to time, directly or indirectly, by the undersigned.

Chun is hereby authorized to file a copy of this letter as an exhibit to said
Schedule 13D or any amendments thereto.



                                                 Very truly yours,

                                                 Portel Marketing S.A.


                                                 For and on behalf of
                                                 Candolle Management Ltd
                                                 acting as director of the
                                                 company

                                                 By:      (-)
                                                 Name: Christine Lecoeur-Martin
                                                 Title: Director



Agreed: Chun Holdings LP.

By:      (-)
Names: Uri Manor & Aviv Tzidon
Title: Directors